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                                                                      Exhibit 21

                  Subsidiaries of ACT Teleconferencing, Inc.
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                                                                                      Jurisdiction of
                                      Name                                             Incorporation
                                      ----                                            ---------------
ACT Teleconferencing Services, Inc., formerly ACT Capital, Inc.                        Minnesota, USA

ACT VideoConferencing, Inc., formerly NBS, Inc.                                        Minnesota, USA

ACT Research, Inc.                                                                     Colorado, USA

ACT Teleconferencing Canada Inc.                                                           Canada

ACT Teleconferencing Limited (formerly 60% owned but 100% owned as of January          United Kingdom
  17, 2001)

ACT Business Solutions Limited, formerly Multimedia and Teleconferencing               United Kingdom
  Services Limited (96.7% owned)

ACT Teleconferencing France SA                                                             France

ACT Teleconferencing GmbH                                                                 Germany

ACT Teleconferencing BV                                                                 Netherlands

ACT Teleconferencing Belgium SA                                                           Belgium

ACT Teleconferencing (Pty) Limited                                                       Australia

ACT Teleconferencing Hong Kong Limited                                                   Hong Kong

ACT Teleconferencing of Bermuda Limited                                                   Bermuda
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